Exhibit 99.1

TFF Pharmaceuticals Announces It Will Wind Down Operations

Fort Worth, TX – November 14, 2024 – TFF Pharmaceuticals, Inc. (Nasdaq: TFFP) today announced that the Company has terminated its employees and will wind down its operations. This decision was made at a special meeting of the board of directors.

The board of directors appointed Craig R. Jalbert, age 63, as the Company’s CEO, President, Chief Financial Officer, Treasurer and Secretary, and sole member of the board. Mr. Jalbert has served as a principal of the Foxborough, Massachusetts accounting firm of Verdolino & Lowey, P.C. since 1987. For over 30 years he has focused his practice in distressed businesses and has served, and continues to serve, in the capacities of officer and director for numerous firms in their wind-down phases.

Forward Looking Statements

Statements made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding our plans to wind down our operations or other statements not of historical fact. Risks that could cause actual results to differ from those expressed in these forward-looking statements include: the timing, progress and results of our planned wind down; general market conditions; and other risks described in TFF Pharmaceuticals’ filings with the Securities and Exchange Commission under the heading “Risk Factors”. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. TFF Pharmaceuticals undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Company Contact:

Verdolino & Lowey, P.C.
124 Washington Street, Suite 101
Foxboro, MA. 02035
Phone - 508-543-1720